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                                                                       EXHIBIT 5


                                August 24, 1998


Rally's Hamburgers, Inc.
14255 49th Street North
Clearwater, Florida 33762

     Re:  Registration Statement on Form S-3 (File No. 333-55949)

Gentlemen:

     You have requested my opinion as Assistant General Counsel for Rally's Hamburgers, Inc., a Delaware corporation (the "Company"), in connection with the offer and sale by certain of the Company stockholders of up to 8,476,036 shares (the "Shares") of the Company's Common Stock, $0.001 par value per share. The Shares are the subject of the Company's Registration
Statement on Form S-3 (File No. 333-55949), as amended (the "Registration Statement").

     In rendering my opinion herein, I have assumed, with your permission: the genuineness and authenticity of all signatures on original documents submitted to me; the authenticity of all documents submitted to me as originals; the conformity to originals of all documents submitted to me as copies or facsimiles; the continued accuracy of all certificates and other documents from public officials dated earlier than the date of this letter; the Registration Statement being declared effective by the Securities and Exchange Commission; the issuance by any necessary regulatory agencies of appropriate permits, consents, approvals, authorizations and orders relating to the offering and sale of the Shares; the offer and sale of the Shares being made in the manner set forth in the Registration Statement and pursuant to said permits, consents approvals, authorizations and orders; the receipt of full and valid consideration for the Shares. In addition, I have made such legal and factual examinations and inquiries as I have deemed necessary or appropriate for purposes of this opinion.

     Based on the foregoing, it is my opinion that, when issued, the Shares are validly issued, fully paid and non-assessable.

     This opinion is addressed solely to the Company, and no one else has the right to rely upon it, nor may anyone release it, quote from it, or employ it in any transaction other than those discussed herein without the written consent of the undersigned; however, the undersigned hereby consents to the filing of this opinion as an exhibit to, and the references to the undersigned contained in, the Registration Statement.

                                       Respectfully submitted,

                                       /s/  James T. Holder

                                       James T. Holder
                                       Senior Vice President and General Counsel